Item 14(c) Exhibit (i) (10) (g)


                  AMENDMENT AND RESTATEMENT OF
                     THE M. A. HANNA COMPANY
              SUPPLEMENTAL RETIREMENT BENEFIT PLAN


          WHEREAS, M. A. Hanna Company ("Hanna") and certain

other employers have established a qualified defined benefit pension plan now known as the M. A. Hanna Company Salaried

Employees Retirement Income Plan ("SERIP"); and

          WHEREAS, Hanna and certain other employers previously

established a qualified defined contribution pension plan known as the Capital Accumulation Plan for Salaried Employees of M. A.

Hanna Company and Associated Companies ("CAP"); and

          WHEREAS, effective December 31, 1998, Hanna amended

SERIP to cease benefit accruals as of such date and, effective

December 31, 1998, merged CAP with and into the M.A. Hanna

Company 401(k) and Retirement Plan and Trust (the "Retirement

Plan"); and

          WHEREAS, SERIP and the Retirement Plan, pursuant to

Sections 401(a)(17), 401(k), 401(m), 402(g) and 415 of the Code,

place certain restrictions on the amount of benefits and

contributions that would otherwise be provided thereunder for certain participants therein; and

          WHEREAS, Hanna has previously established and restated

this M. A. Hanna Company Supplemental Retirement Benefit Plan to

provide certain SERIP and CAP participants with benefits and contributions they would have received under SERIP and CAP except for limitations described in the preceding paragraph (and certain limitations previously contained in CAP), in consideration of services performed and to be performed by each; and

          WHEREAS, Hanna now desires to amend and restate the

Plan to provide certain Retirement Plan and SERIP participants with benefits and contributions they would have received under

SERIP (prior to its amendment to cease benefit accruals effective as of December 31, 1998) and the Retirement Plan (as in effect after Hanna merged CAP with and into the Retirement Plan,

effective December 31, 1998) except for the limitations described in the second preceding paragraph, in consideration of services performed and to be performed by each.

          NOW, THEREFORE, pursuant to the order of the Board,

Hanna hereby amends and restates this Plan, effective as of

January 1, 1999, as hereinafter set forth.

          1.   Definitions.

               A.   Certain words and phrases used herein are

defined in Article I of SERIP and/or the Retirement Plan and shall have the respective meanings set forth therein, unless otherwise specifically defined in this Plan or unless the context clearly indicates otherwise.

               B.   "Beneficiary" shall mean such person or

persons (natural or otherwise) as may be designated by the

Participant as his Beneficiary under this Plan.  Such a

designation may be made, and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in a form acceptable to CEBA) signed by the

Participant and filed with CEBA prior to the Participant's death.

In the absence of such a designation and at any other time when there is no existing Beneficiary designated by the Participant to whom payment is to be made pursuant to his designation, his

Beneficiary shall be his beneficiary as determined under SERIP or the Retirement Plan, whichever is applicable to the Supplemental

Retirement Benefit involved.  A person designated by a

Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's

designation specifically provided to the contrary.  If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under the

Plan shall be divided equally among such persons unless the

Participant shall have designated otherwise in the instrument filed with CEBA pursuant to this subparagraph, and any action permitted to be taken by a Beneficiary pursuant to any provision of this Plan shall not be effective unless such action is taken by all such persons other than any contingent Beneficiary who is not entitled to any payment under this Plan until after another then existing Beneficiary ceases to exist.

               C.   "Board" shall mean the Board of Directors of

Hanna.

               D.   "CAP" shall mean the qualified defined

contribution pension plan known as the Capital Accumulation Plan for Salaried Employees of M. A. Hanna Company and Associated

Companies, effective as of October 1, 1985, which was merged with and into the Retirement Plan effective December 31, 1998.

               E.   "Change in Control" shall mean:

          (i)  The acquisition by any individual, entity or group

     (within the meaning of Section 13(d)(3) or 14(d)(2) of the

     Securities Exchange Act of 1934, as amended (the "Exchange

     Act")) (a "Person") of beneficial ownership (within the

     meaning of Rule 13d-3 promulgated under the Exchange Act) of

     15% or more of either: (I) the then-outstanding shares of

     common stock of Hanna (the "Hanna Common Stock") or (II) the combined voting power of the then-outstanding voting

     securities of Hanna entitled to vote generally in the

     election of directors ("Voting Stock"); provided, however,

     that for purposes of this subsection (i), the following

     acquisitions shall not constitute a Change in Control: (w)

     any acquisition directly from Hanna, (x) any acquisition by

     Hanna, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hanna or any of

     its subsidiaries, or (z) any acquisition by any Person

     pursuant to a transaction which complies with clauses (I),

     (II) and (III) of subsection (iii) of this Section 1(E); or

          (ii) Individuals who, as of the date hereof, constitute

     the Board (the "Incumbent Board") cease for any reason

     (other than death or disability) to constitute at least a

     majority of the Board; provided, however, that any

     individual becoming a director subsequent to the date hereof whose election, or nomination for election by Hanna's

     shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of

     Hanna in which such person is named as a nominee for

     director, without objection to such nomination) shall be

     considered as though such individual were a member of the

     Incumbent Board, but excluding for this purpose, any such

     individual whose initial assumption of office occurs as a

     result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on

     behalf of a Person other than the Board; or

          (iii)     Consummation of a reorganization, merger or

     consolidation or sale or other disposition of all or

     substantially all of the assets of Hanna (a "Business

     Combination"), in each case, unless, following such Business

     Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively,

     of Hanna Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or

     indirectly, more than 66 % of, respectively, the then-

     outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination

     (including, without limitation, an entity which as a result of such transaction owns Hanna or all or substantially all of Hanna's assets either directly or through one or more

     subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such

     Business Combination, of Hanna Common Stock and Voting Stock

     of Hanna, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any

     employee benefit plan (or related trust) sponsored or

     maintained by Hanna or such entity resulting from such

     Business Combination) beneficially owns, directly or

     indirectly, 15% or more of, respectively, the then-

     outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such

     corporation except to the extent that such ownership existed prior to the Business Combination and (III) at least a

     majority of the members of the board of directors of the

     corporation resulting from such Business Combination were

     members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board,

     providing for such Business Combination; or

          (iv)  Approval by the shareholders of Hanna of a

     complete liquidation or dissolution of Hanna.

               F.   "Code" shall mean the Internal Revenue Code

of 1986, as the same may from time to time be amended and as interpreted by all valid rulings, regulations and other

interpretations.

               G.   "Controlled Group" shall mean Hanna and any

other trade or business that would be treated, together with

Hanna, as a single employer pursuant to Section 414(b) or 414(c)

of the Code, if the phrase "at least 50 percent" was substituted for the phrase "at least 80 percent" each place it appears in

Section 1563(a)(1)of the Code.

               H.   "Employer" shall mean Hanna or any

corporation or business organization which has adopted this Plan pursuant to paragraph 6.

               I.   "Hanna" shall mean M. A. Hanna Company, a

Delaware corporation, or its successor or successors in interest.

               J.   "Limitations of the Code" shall mean the

limitations imposed by Sections 401(a)(17), 401(k), 401(m) and

415 of the Code, or any successor provisions thereto, on (i) the amount of benefits which may be payable to a Participant from

SERIP or (ii) the amount of contributions which may be made to the Retirement Plan by or for a Participant.

               K.   "Participant" shall mean each individual who

is (i) a participant in SERIP or the Retirement Plan, (ii)

designated by the Board (or a committee thereof authorized to make such designations) as a Participant in this Plan and (iii),

as a result of participation in this Plan, is entitled to a

Supplemental Retirement Benefit under this Plan.  Each individual who is so designated as a Participant under this Plan shall be notified in writing of such fact by CEBA, which also shall

deliver a copy of the Plan to such individual.

               L.   "Plan" shall mean this M.A. Hanna Company

Supplemental Retirement Benefit Plan, as the same is hereby

amended and restated and may hereafter be amended or restated

from time to time.  The provisions of the Plan, as amended and restated effective as of January 1, 1999, shall apply only to

Participants who are actively employed by the Employer on or after January 1, 1999.  The rights and benefits of Participants who retired or otherwise terminated employment with the Employer before January 1, 1999 and who are not rehired thereafter shall be governed by the provisions of the Plan in effect at the

relevant time or times of or preceding such retirement or other termination of employment.

               M.   "Potential Change in Control" shall mean the

occurrence of any of the following events:

               (i)  Hanna enters into a letter of intent,

     agreement in principle or other agreement, the consummation of which would constitute a Change in Control;

               (ii) The Board approves actions which, if

     consummated, would constitute a Change in Control;

               (iii)     The Board determines that a Change in

     Control is likely to occur; or

               (iv) A Change in Control has occurred.

               N.   "Retirement Plan" shall mean the qualified

defined contribution plan known as the M.A. Hanna Company 401(k)

and Retirement Plan and Trust, as the same has been or may

hereafter be amended or restated from time to time.

               O.   "SERIP" shall mean the qualified defined

benefit pension plan previously known as The Hanna Mining Company

Group Annuity Plan and now known as M. A. Hanna Company Salaried

Employees Retirement Income Plan, as amended and restated as of

January 1, 1994, as the same has been or may hereafter be amended or restated from time to time.

               P.   "Supplemental Employer Contributions" shall

have the meaning assigned thereto in paragraph 3.

               Q.   "Supplemental Member Contributions" shall

mean contributions made to the Plan at the direction of a

Participant pursuant to subparagraph C of paragraph 3, as a

result of the reduction of Associate Pre-Tax Contributions made to the Retirement Plan due to the Limitations of the Code.

               R.   "Supplemental Retirement Benefit" shall mean

the Supplemental Retirement Plan Benefit and the Supplemental

SERIP Benefit and each of them.

               S.   "Supplemental Retirement Plan Account" shall

mean the account established for a Participant pursuant to

subparagraph B of paragraph 3.

               T.   "Supplemental Retirement Plan Benefit" shall

mean a retirement benefit determined as provided in paragraph 3.

               U.   "Supplemental SERIP Benefit" shall mean a

retirement benefit determined as provided in paragraph 2.

               V.   The masculine wherever used herein shall

include the feminine.

          2.   Determining the Supplemental SERIP Benefit.

               A.   Each Participant (or his Beneficiary, in the

event of the Participant's death) who is employed by the

Controlled Group on December 31, 1998 and whose benefits under

SERIP are reduced due to the Limitations of the Code or the

reduction in such Participant's Compensation pursuant to

subparagraph C of paragraph 3 or whose accrual of benefits under

SERIP ceased as a result of the amendment to SERIP which became effective as of December 31, 1998, shall be entitled to a

Supplemental SERIP Benefit, which shall be determined as

hereinafter provided.  The Supplemental SERIP Benefit of a

Participant or Beneficiary shall be a monthly amount equal to the difference between (i) the amount of the monthly pension benefit that would be payable in the normal form under SERIP to the

Participant or his Beneficiary, commencing on the earliest date on which the Participant or Beneficiary could receive a monthly pension benefit under SERIP without reduction for early

commencement, if the amount of such monthly pension benefit under

SERIP was calculated (a) without regard to (I) any reduction in the Participant's Compensation pursuant to subparagraph C of paragraph 3 and (II) the provisions of SERIP implementing the

Limitations of the Code and (b) by treating the provisions of

SERIP implementing the cessation of benefit accruals under SERIP which are effective as of December 31, 1998 as if such provisions were effective as of December 31, 2003, and (ii) the monthly pension benefit in fact payable in the normal form under SERIP to the Participant or his Beneficiary commencing on the earliest date on which the Participant or Beneficiary could receive a monthly pension benefit under SERIP without reduction for early commencement.  The Supplemental SERIP Benefit payable with

respect to a Participant shall be paid to him (or his

Beneficiary) as provided in subparagraph A of paragraph 4.  The determination of the amount of Supplemental SERIP Benefit shall be made by CEBA pursuant to the provisions hereof, and the

decision of CEBA, if reasonable and made in good faith, shall be final and conclusive on the Participant, his Employer, his

Beneficiary and all other persons.

               B.   Notwithstanding subparagraph A of paragraph

2, if a Participant terminates his employment with the Controlled

Group and is subsequently reemployed by the Controlled Group following the receipt of all or part of his Supplemental SERIP

Benefit, (i) the payment of his Supplemental SERIP Benefit under this Plan shall be suspended upon such reemployment and (ii) the amount of his Supplemental SERIP Benefit shall be calculated upon his subsequent termination of employment with the Controlled

Group in accordance with subparagraph A of paragraph 2, with such adjustments as CEBA shall determine in its sole discretion to be appropriate and equitable after taking into account the previous payment of all or part of the Participant's Supplemental SERIP

Benefit.

          3.   Determining the Supplemental Retirement Plan

Benefit.  Each Participant shall be entitled to a Supplemental

Retirement Plan Benefit, if any, equal to (x) the Participant's

Supplemental CAP Benefit under the Plan as of December 31, 1998 plus (y) for each Participant whose additions to the Retirement

Plan for any year commencing on or after January 1, 1999 are reduced due to the Limitations of the Code, the amount determined as hereinafter provided.

               A.   Each Employer shall (i) calculate for each

Plan Year the amount of any and all Company Match Contributions and Retirement Contributions (hereinafter referred to as

"Supplemental Employer Contributions") which would have been contributed to the Retirement Plan during such Plan Year but which, due to the Limitations of the Code, cannot be allocated and credited to the Account maintained under the Retirement Plan for a Participant, and (ii) credit the amount of such

Supplemental Employer Contributions to the Participant's

Supplemental Retirement Plan Account as hereinafter provided.

               B.   Each such Employer shall establish and

maintain on its books an account for each such Participant (the

"Supplemental Retirement Plan Account") which shall contain, in a subaccount thereunder, the following entries:

          (i)  Credits, effective as of the dates any

     Supplemental Employer Contribution described in subparagraph

     A of this paragraph 3 would have been made to the Retirement

     Plan except for the Limitations of the Code, in the amount of such Supplemental Employer Contributions credited to the

     Participant from time to time pursuant to clause (ii) of

     subparagraph A of this paragraph 3; and

          (ii) Charges for amounts paid to the Participant or his

     Beneficiary from time to time pursuant to the terms hereof and charged against such subaccount by CEBA pursuant to

     subparagraph B of paragraph 4; and

          (iii)     Credits or charges (including expenses,

     gains, losses and earnings) equal to the amounts which would have been attributable to the Supplemental Employer

     Contributions described in this subparagraph B if such

     Contributions had been properly credited to the

     Participant's Account under the Retirement Plan, had been

     invested on a tax deferred basis and had been credited with gains, losses and earnings based on investment deferral

     crediting options and procedures determined by CEBA

     quarterly.  The entries provided by this clause (iii) shall continue to be made until an amount equal to the entire

     subaccount maintained pursuant to this subparagraph B has

     been distributed to, or received by, the Participant and/or his Beneficiary pursuant to subparagraph B of paragraph 4 or subparagraph B of paragraph 5.

               C.   Each Participant (or person who has been

notified he is to become a Participant commencing with the first day of the next calendar year) whose contributions to the

Retirement Plan are reduced due to Limitations of the Code may,

within 30 days after the Plan becomes effective as to him and prior to December 31 of each calendar year thereafter, by written notice to CEBA on a form provided by it, direct his Employer (i)

to reduce (in accordance with rules established by CEBA) his

Compensation for the balance of the calendar year in which the

Plan becomes effective as to him or for the next succeeding

calendar year by any or all of the amounts which he could have contributed to the Retirement Plan pursuant to the applicable provisions of the Retirement Plan (calculated for purposes of this Plan without regard to any reduction in the Participant's

Compensation pursuant to this subparagraph C) as Associate Pre-

Tax Contributions except for the Limitations of the Code, and

(ii) to credit the amount of such Supplemental Member

Contributions to the Participant's Supplemental Retirement Plan

Account as hereinafter provided.  The Employer of each

Participant who so directs that his Compensation be reduced shall establish and maintain a separate subaccount under the

Supplemental Retirement Plan Account of each such Participant which shall contain the following entries:

          (a)  Credits, effective as of the dates any

     Supplemental Member Contributions described in this

     subparagraph C would have been made to the Retirement Plan except for the Limitations of the Code, in the amount of

     Supplemental Member Contributions credited to the

     Participant from time to time pursuant to clause (ii) of

     this subparagraph C; and

          (b)  Credits (hereinafter referred to as "Supplemental

     Employer Contributions") equal to the amounts which would

     have been contributed by the Employers to the Retirement

     Plan for such Participant, from time to time, as

     Supplemental Employer Contributions if the Participant's

     Supplemental Member Contributions had been properly

     contributed by him pursuant to the applicable provisions of the Retirement Plan (notwithstanding the Limitations of the

     Code); and

          (c)  Charges for amounts paid to the Participant or his

     Beneficiary from time to time pursuant to the terms hereof and charged against such subaccount by CEBA pursuant to

     subparagraph B of paragraph 4; and

          (d)  Credits or charges (including expenses, gains,

     losses and earnings) equal to the amounts which would have been attributable to the Participant's Supplemental Member

     Contributions and Supplemental Employer Contributions

     described in this subparagraph C if such contributions had been properly credited to the Participant's Account under

     the Retirement Plan and had been invested on a tax deferred basis and had been credited with gains, losses and earnings based on investment deferral crediting options and

     procedures determined by CEBA quarterly.  The entries

     provided by this subclause (d) shall continue to be made

     until an amount equal to the entire subaccount maintained

     pursuant to this subparagraph C has been distributed to, or received by, the Participant and/or his Beneficiary pursuant to subparagraph B of paragraph 4 or subparagraph B of

     paragraph 5.

          4.   Payment of Supplemental Benefits.

               A.   (i)  Except as hereinafter provided, the

Employers shall pay the Supplemental SERIP Benefit to a

Participant or his Beneficiary entitled thereto in the form of benefit elected by the Participant or his Beneficiary under

SERIP, provided, however, that if the election described in

clause (ii) of this subparagraph A is made, the Supplemental

SERIP Benefit shall be paid as provided in the following

provisions of this subparagraph A.  The Supplemental SERIP

Benefit may commence to be paid at any time after the later of the Participant's termination of employment with the Controlled

Group or the first date on which the Participant or Beneficiary is entitled to commence receiving a pension benefit under SERIP,

provided, however, that if the Supplemental SERIP Benefit

commences before the earliest date on which the Participant could commence receiving a monthly pension benefit under SERIP without reduction for early commencement, the Supplemental SERIP Benefit shall be reduced for early commencement in accordance with the reduction factors set forth in SERIP, and if the Supplemental

SERIP Benefit is paid in a form other than the normal form

applicable to such Participant under SERIP, the Supplemental

SERIP Benefit shall be adjusted to reflect the form of payment using the applicable adjustment factor under SERIP.

               (ii) At the election of a person who shall become

a Participant made in the calendar year prior to the calendar year in which he shall have accrued any Supplemental SERIP

Benefit or at a time permitted by the last sentence of this

clause (ii), a Participant's (or his Beneficiary's) Supplemental

SERIP Benefit (calculated as provided in paragraph 2, but reduced for early commencement, if applicable, pursuant to clause (i) of this subparagraph A) shall be converted at the time of his

termination of employment with the Controlled Group into a lump sum amount of equivalent actuarial value when computed at the interest rate and on basis of the other actuarial factors,

assumptions and procedures adopted by CEBA for such purpose (the

"SERIP Lump Sum Amount"), and the Participant's former Employer shall establish and maintain on its books an account (the

"Supplemental SERIP Account") for such Participant or his

Beneficiary which shall contain the following entries:

          (a)  A credit equal to the SERIP Lump Sum Amount:

          (b)  Charges for amount paid to the Participant or his

     Beneficiary from time to time pursuant to the terms hereof and attributable to the Participant's Supplemental SERIP

     Account; and

          (c)  Credits or charges (including expenses, gains,

     losses and earnings) equal to the amounts which would have been attributable to such SERIP Lump Sum Amount if such

     Amount had been invested on a tax deferred basis and had

     been credited with gains, losses and earnings based on

     investment deferral crediting options and procedures

     determined by CEBA quarterly.  The entries provided by this subclause (c) shall continue to be made until an amount

     equal to the Participant's entire Supplemental SERIP Account has been distributed to, or received by, the Participant or his Beneficiary as hereinafter provided.

A Participant may revoke a prior election made under this clause

(ii) or make an election under this clause (ii) at any time, and from time to time; provided, however, that any election made less than one year prior to any payment of any benefits under the Plan shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of such Participant, if any.

          (iii)     The amount of the Participant's (or his

Beneficiary's) Supplemental SERIP Account shall be paid to him or his Beneficiary in ten annual installments (or such lesser number of installments or one installment as shall be selected by the

Participant in any valid election referred to in clause (ii) of this Subparagraph A, or in any separate election made at any time permitted for a valid election under clause (ii) of this

Subparagraph A) with each installment being based on the value of the Participant's (or his Beneficiary's) Supplemental SERIP

Account on the day immediately preceding the date such

installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total

0umber of remaining installments to be paid.  The first such annual installment payment (or the only such installment payment if the Participant elects to receive his SERIP Lump Sum Account in one installment) shall be made to the Participant or

Beneficiary on the first day of the second month following the month in which the Participant's termination of employment with the Controlled Group occurs, and each subsequent installment (if any) shall be made to the Participant or his Beneficiary on the anniversary of such date.  However, CEBA may at any time, upon written request of the Participant or his Beneficiary, cause to be paid to such Participant (or his Beneficiary) an amount equal to all or any part of the remaining balance credited to the

Participant's (or his Beneficiary's) Supplemental SERIP Account

if CEBA determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the

consequences of an unforeseeable emergency occurring with respect to the Participant (or his Beneficiary).  For the purposes hereof the term "unforeseeable emergency" means an event which results

(or will result) in severe financial hardship to the Participant

(or his Beneficiary) as a consequence of unexpected illness or accident or loss of the Participant's (or Beneficiary's) property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant (or

Beneficiary).  Payments by CEBA of amounts because of an

unforeseeable emergency will be permitted only to the extent reasonably necessary to satisfy the emergency need.

               B.   A Participant's (or his Beneficiary's)

Supplemental Retirement Plan Account shall be paid to the

Participant or his Beneficiary pursuant to the method described in clause (iii) of subparagraph A of this paragraph.  CEBA shall determine in its sole discretion the subaccount or subaccounts under the Participant's Supplemental Retirement Plan Account against which any such payment shall be charged pursuant to the terms hereof.

               C.   Notwithstanding any other provision of this

Plan, upon or following the occurrence of a Change in Control, a

Participant (or his Beneficiary) shall be permitted to make an election to receive, payable as soon as practicable after such election is received by Hanna, his entire Supplemental Retirement

Benefit in the form of a lump sum payment.  If a Participant or

Beneficiary so elects, the amount to be paid to him shall be the sum of his Supplemental Retirement Plan Benefit and the sum of

his Supplemental SERIP Benefit at the time of such election

(assuming in the case of a Participant or Beneficiary whose

Supplemental SERIP Benefit had not previously been converted into a SERIP Lump Sum Amount that such Supplemental SERIP Benefit was converted into a SERIP Lump Sum Amount at the time of such

election), reduced by ten percent.  The remaining ten percent of the Participant's Supplemental Retirement Plan Benefit and

Supplemental SERIP Benefit shall be forfeited.

          5.   General.

               A.   The entire cost of the Plan shall be paid

from the general assets of one or more of the Employers.  It is the intent of the Employers to so pay benefits under the Plan as they become due; provided, however, that Hanna may, in its sole discretion, establish or cause to be established a trust account for any or each Participant pursuant to an agreement, or

agreements, with a bank and direct that under certain

circumstances amounts payable to or for a Participant under the

Plan be paid from the general assets of his Employer which are transferred to the custody of such bank to be held by it in such trust account as property of the Employer subject to the claims of the Employer's general creditors until such time as benefit payments pursuant to the Plan are made from such assets in

accordance with such agreement, and provided further that until such payment is so made, neither the Plan nor any Participant or

Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, such assets.  No liability for the payment of benefits under the Plan shall be imposed upon any officer,

director, employee, or stockholder of Hanna or any other

Employer, or upon CEBA or any member thereof.

               B.   To the extent permitted by law, no right or

interest of a Participant or his Beneficiary under the Plan shall be transferable or assignable (either at law or in equity), nor shall any such right or interest be subject to alienation,

anticipation, encumbrance, attachment, garnishment, levy,

execution or other legal or equitable process of any kind,

voluntary or involuntary, or in any manner be liable for or

subject to the debts of any Participant or Beneficiary.  If the

Participant or Beneficiary (other than the surviving spouse of the Participant) shall attempt to or shall transfer, assign,

alienate, anticipate, sell, pledge or otherwise encumber his benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him,

then Hanna, in its discretion, may terminate his interest in any such benefit to the extent Hanna considers necessary or advisable to prevent or limit the effects of such occurrence.

               C.   Employment rights shall not be enlarged or

affected hereby.  The Employers shall continue to have the right to discharge a Participant, with or without cause.

               D.   Each Participant's rights under the Plan are

not greater than those of an unsecured creditor.

               E.   In the event of the occurrence of a Potential

Change in Control, Hanna shall:

               (i)  As soon as practicable, but not later than 30

     days following the occurrence of such an event, establish a trust described in subparagraph A of paragraph 5, if such

     trust has not previously been established (any such trust,

     including such a trust established prior to the Potential

     Change in Control, being hereinafter referred to as the

     "Trust").

               (ii) As soon as practicable, but not later than 30

     days following the occurrence of a Potential Change in

     Control, make a contribution to the Trust of cash and/or a letter of credit in an amount sufficient, taking into

     account the assets (if any) of the Trust prior to such

     contribution, if any, to provide for the payment of 100% of all benefits provided under the Plan (assuming, for purposes of calculating this amount, that all such benefits shall be payable on the date the Potential Change in Control occurs,

     and that all Supplemental SERIP Benefits are to be converted into SERIP Lump Sum Amounts on such date) and any other

     amounts payable or reimbursable pursuant to the terms of the

     Trust (including not less than $100,000 to pay for the

     expenses of the trustee of the Trust).  Any letter of credit deposited with the trustee of the Trust pursuant to this

     subparagraph shall be issued by a reputable commercial bank having combined capital and surplus of at least $500

     million, shall be irrevocable and shall entitle the trustee of the Trust to draw all amounts payable thereunder

     immediately upon the occurrence of a Change in Control.

               (iii)     Within 30 days following the occurrence

     of a Change in Control and the end of any calendar year

     ending following the occurrence of a Change in Control,

     Hanna shall make a contribution to the Trust in cash that is sufficient, taking into account the assets of the Trust,

     including the undrawn amount of any letter of credit, prior to such contribution, to provide for the payment of 100% of all benefits provided under the Plan and any other amounts payable or reimbursable pursuant to the terms of the Trust.

          6.   Adoption of the Plan.  Any other Employer under

SERIP or the Retirement Plan may become a party hereto with the consent of the Board, if such other Employer executes an

instrument evidencing its adoption of the Plan on the order of its board of directors or other governing body and files a copy thereof with Hanna and CEBA.  Such instrument of adoption may be subject to such terms and conditions as Hanna requires or

approves.

          7.   Interpretation.  CEBA shall interpret where

necessary, in its reasonable and good faith judgment, the

provisions of the Plan, shall make factual findings with respect to any issue arising under the Plan, and shall determine the rights and status of Participants and Beneficiaries hereunder

(including, without limitation, the amount of any Supplemental

Retirement Benefit to which a Participant or Beneficiary may be entitled under the Plan).  Except to the extent federal law

controls, all questions pertaining to the construction, validity and effect of the provisions hereof are to be determined in

accordance with the laws of the State of Ohio.

          8.   Amendment and Termination.

               A.   The Board has reserved and does hereby

reserve the right to amend, at any time, any or all of the

provisions of the Plan, without the consent of any other Employer who shall have adopted the Plan pursuant to paragraph 6 or of any

Participant, Beneficiary or any other person.  Any such amendment shall be expressed in an instrument executed by Hanna upon the order of its Board and shall become effective as of the date designated in such instrument or, if no such date is specified,

on the date of its execution.

               B.   The Board has reserved, and does hereby

reserve, the right to terminate the Plan at any time, without the consent of any other Employer who shall have adopted the Plan pursuant to paragraph 6 or of any Participant, Beneficiary or any other person.  Such termination shall be expressed in an

instrument executed by Hanna upon the order of its Board and shall become effective as of the date designated in such

instrument or, if no date is specified, on the date of its

execution.  Any other Employer which shall have adopted the Plan may elect separately to withdraw from the Plan and such

withdrawal shall constitute a termination of the Plan as to it,

but it shall continue to be an Employer for the purposes hereof as to the Participants or Beneficiaries to whom it owes

obligations hereunder.  Any such withdrawal (and resulting

termination) shall be expressed in an instrument executed by the withdrawing Employer on authority of its board of directors or other governing body and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution.

               C.   Notwithstanding the foregoing provisions of

this paragraph, no amendment or termination of the Plan shall,

without the consent of the Participant (or where applicable the

Beneficiary), adversely affect (i) the benefit under the Plan of any Participant or his Beneficiary then entitled to receive a benefit under the Plan or (ii) the right of any other Participant to receive upon termination of his employment with the Controlled

Group (or the right of his Beneficiary to receive upon such

Participant's death) that benefit which would have been received under the Plan if the Participant's said employment had

terminated immediately prior to the amendment or termination of the Plan.  No amendment to the Plan shall increase the

obligations hereunder, without its consent, of any corporation or other business organization which is or at any time has been an

Employer under the Plan.

          9.   Effective Date.  This restated Plan shall be

effective as of January 1, 1999.



          IN WITNESS WHEREOF, M. A. Hanna Company, pursuant to

the order of its Board, has executed this restated Plan at

Cleveland, Ohio, as of January 1, 1999, but actually executed on this ____ day of _____________, 1998.



                              M. A. HANNA COMPANY

                         By:  ____________________________
                                  Title

                         And: _____________________________
                                  Title